                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Professionals Group, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

The filing fee of $____ was calculated on the basis of the information that follows:

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           [PROFESSIONALS GROUP LOGO]

                           PROFESSIONALS GROUP, INC.
                            2600 PROFESSIONALS DRIVE
                             OKEMOS, MICHIGAN 48864
                                 (800) 292-1036

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Professionals Group, Inc. ("Professionals Group") will be held at 2600 Professionals Drive, Okemos, Michigan, at 10:00 a.m., local time, on Wednesday, May 24, 2000, for the following purposes:

     1. To elect four directors of Professionals Group for three year terms expiring at the annual meeting of stockholders to be held in the year 2003 and upon the election and qualification of their successors or upon their earlier resignation or removal; to elect one director of Professionals Group for a two year term expiring at the annual meeting of stockholders to be held in the year 2002 and upon the election and qualification of his successor or upon his earlier resignation or removal; and, to elect one director of Professionals Group for a one year term expiring at the annual meeting of stockholders to be held in the year 2001 and upon the election of his successor or upon his earlier resignation or removal.

     2. To transact such other business as may properly come before this meeting or any adjournments or postponements thereof.

     Your Board of Directors is not aware of any other business to come before this meeting.

     The close of business on March 29, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     Professionals Group common stock constitutes the only security of Professionals Group whose holders are entitled to vote upon the proposals to be presented at the meeting.

     YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, PLEASE VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET OR BY COMPLETING THE ENCLOSED PROXY CARD AND PROMPTLY MAILING IT TO US IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED TO YOU FOR YOUR CONVENIENCE. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Annette E. Flood

                                          Annette E. Flood
                                          Secretary

April 12, 2000

                           [PROFESSIONALS GROUP LOGO]

                                PROXY STATEMENT

                           PROFESSIONALS GROUP, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement and the accompanying notice were prepared by management and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the 2000 Annual Meeting of Stockholders and any adjournments or postponements thereof. The Annual Meeting is being held at the time and place and for the purposes listed in the accompanying Notice of Annual Meeting. This proxy statement was first mailed to our stockholders on or about April 12, 2000.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

     You can vote your shares of common stock at the meeting if our records show that you owned the shares on March 29, 2000. On each matter submitted to a stockholder vote, you will get one vote for each share of common stock you owned on that date. A total of 8,924,909 shares of common stock can vote at the meeting.

HOW DO I VOTE?

     You can vote on matters that are properly presented at the meeting in four ways:

     - You can come to the meeting and cast your vote; or

     - You can vote by telephone by calling toll-free 1-800-840-1208 on a touch tone telephone, entering the control number located on the enclosed proxy card, and following the instructions on the enclosed proxy card; or

     - You can vote using the Internet by following the instructions on the enclosed proxy card; or

     - You can vote by signing and returning the enclosed proxy card in the enclosed envelope.

     If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. Unless you instruct otherwise, the proxies will vote FOR the election of each director nominee nominated by your Board of Directors, and in their discretion on every other proposal considered at the meeting.

HOW DO I VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of Professionals Group a duly executed revocation or a proxy bearing a later date, including a proxy voted by telephone or Internet, or by voting in person at the meeting. Your attendance at the meeting will not in and of itself constitute revocation of your proxy.

WHAT IS THE QUORUM REQUIREMENT?

     A quorum of stockholders is necessary to hold a valid meeting. If holders of at least one-third of the shares of common stock entitled to vote at the meeting are represented by proxy or in attendance at the meeting, then a quorum will exist. Abstentions and broker non-votes will be counted as present for these purposes. A broker non-vote will occur if your nominee votes on some matters on the proxy card but not on other matters because you did not give your nominee the authority to vote on those other matters.

WHAT VOTES ARE REQUIRED?

     - Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting.

     - Any other action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

     The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting may authorize the adjournment or postponement of the meeting. However, no proxy which was voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for that proposal.

                             ELECTION OF DIRECTORS

     Our articles of incorporation currently provide that your Board of Directors will consist of not less than nine directors and not more than 18 directors, with the actual number of directors being determined from time to time by your Board of Directors. During 1999, there were 15 members of your Board of Directors. However, after studying corporate governance trends and examining alternative Board structures, your Board of Directors voted to reduce the number of directors from 15 to 11 as of this annual meeting of stockholders. In addition, your Board of Directors determined that after this annual meeting of stockholders, no person will be nominated for election as a director if he or she is 72 years of age or older in the calendar year of nomination.

     Current members of your Board of Directors who will not be continuing as directors of Professionals Group will continue as members of the Regional Advisory Boards of ProNational Insurance Company, ("ProNational") a wholly owned subsidiary of Professionals Group. This will enable Professionals Group to retain the experience and expertise of persons who have contributed to its success.

     Your Board of Directors is divided into three classes with each class of directors elected to a three-year term of office on a rotating basis. At each annual meeting of stockholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting. In connection with the meeting and to facilitate its reduction in size from 15 members to 11 members, your Board of Directors has taken the actions that follow:

     - nominated Victor T. Adamo, Esq., Eliot H. Berg, M.D., Joseph C. Cauthen, M.D., and John F. Dodge, Jr., Esq., for election as directors and to hold office for terms expiring at the annual meeting of stockholders to be held in the year 2003 and upon the re-election and qualification of their respective successors or upon their earlier resignation or removal;

     - nominated H. Harvey Gass, M.D. for election as a director and to hold office for a term expiring at the annual meeting of stockholders to be held in the year 2002 and upon the re-election and qualification of his successor or upon his earlier resignation or removal; and

     - nominated Isaac J. Powell, M.D. for election as a director and to hold office for a term expiring at the annual meeting of stockholders to be held in the year 2001 and upon the re-election and qualification of his successor or upon his earlier resignation or removal.

     THE PROXIES SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS (OTHER THAN PROXIES IN WHICH THE VOTE IS WITHHELD AS TO ONE OR MORE NOMINEES) WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF EACH OF THE PERSONS NOMINATED BY YOUR BOARD OF DIRECTORS FOR THE TERMS OF OFFICE SPECIFIED ABOVE.

     If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

     The table below sets forth information regarding the composition of your Board of Directors following the meeting assuming the persons nominated by your Board of Directors are elected for the terms of office specified above:

                                                               POSITIONS HELD IN
                                                              PROFESSIONALS GROUP         DIRECTOR       TERM
  CLASS                   NAME                    AGE          FOLLOWING MEETING           SINCE        EXPIRES
  -----                   ----                    ---         -------------------         --------      -------
  I          Victor T. Adamo, Esq.............    52      Director, President and           1996         2003
                                                          Chief Executive Officer
  I          Eliot H. Berg, M.D...............    76      Director and Vice Chairman        1998         2003
  I          Joseph C. Cauthen, M.D...........    63      Director                          2000         2003
  I          John F. Dodge, Jr., Esq..........    72      Director                          1996         2003
  II         R. Kevin Clinton, FCAS, MAAA.....    45      Director, Vice President          1997         2001
  II         Isaac J. Powell, M.D.............    59      Director                          1996         2001
  II         Ann F. Putallaz, Ph.D............    54      Director and Vice Chairman        1996         2001
  III        H. Harvey Gass, M.D..............    84      Director                          1996         2002
  III        Richard P. Horsch, M.D...........    64      Director                          1999         2002
  III        William H. Woodhams, M.D.........    62      Director and Chairman             1996         2002
  III        Donald S. Young, Esq.............    63      Director                          1996         2002

     No nominee or any of our directors or executive officers is related to any other nominee or director or executive officer of Professionals Group (or any of its subsidiaries) by blood, marriage or adoption. There are no arrangements or understandings between any nominee or any of our directors or executive officers and any other person pursuant to which that nominee or director or executive officer was nominated or elected a director or elected an executive officer of Professionals Group or any of its subsidiaries.

     Victor T. Adamo, Esq., CPCU, has been the Chief Executive Officer, President and a director of Professionals Group, Inc., since 1996, and a director of ProNational, where he has held various positions including Chief Executive Officer, since 1985. He has been Chairman and a director of MEEMIC Holdings, Inc. since October 1998 and is also Chairman and a director of MEEMIC Insurance Company. Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985 and represented ProNational in corporate legal matters. Mr. Adamo is a graduate of The University of Michigan and New York University School of Law and is a Chartered Property Casualty Underwriter. The common stock of MEEMIC Holdings, Inc., is listed on the Nasdaq Stock Market(R) under the symbol "MEMH".

     Eliot H. Berg, M.D., became the Vice-Chairman and a director of Professionals Group on July 1, 1998 when Professionals Group completed its business combination with Physicians Protective Trust Fund ("PPTF"). He was the Chairman and a director of ProNational from July 1, 1998 to June 1999. He was a member and the Chairman of PPTF's Board of Trustees since its inception in 1975 to June 30, 1998. He is board certified in surgery, practices on behalf of Segal and Berg, P.A. in Hialeah, Florida and serves on the medical staffs of Palmetto General Hospital, Hialeah Hospital, Parkway Regional Medical Center, and Parkway West Regional Medical Center. He is a director and an officer of several corporations which provide surgical assistants to hospitals in the south Florida area. He was a founder of Palmetto General Hospital and was its Chairman of the Board from 1970 until August 1997. He served as a director and an officer of Patient Care of America, a health maintenance organization, from October 1985 until November 1990. He has been a member of the Board of Overseers for the University of Miami School of Medicine since 1983. He serves on the Board of Directors of the Dade County Medical Association. Dr. Berg is a graduate of the State University of New York, Downstate, Medical College.

     Joseph C. Cauthen, M.D., serves on the ProNational Insurance Company Committee and was a director of ProNational from July 1, 1998 to June 1999. He was a Trustee of the PPTF Board since PPTF's inception. He is board certified in Neurosurgery, practices Neurosurgery on behalf of Joseph C. Cauthen, M.D., P.A. in Gainesville, Florida, and serves on the medical staffs of North Florida Regional Hospital and Alachua General Hospital. He was Vice-Chairman of the Board of Trustees of North Florida Regional Medical Center from January, 1988 until January, 1997. During 1992, he served as the chairman of the Professional Liability Committee of the Florida Medical Association. He was a founding director of Florida Independent Physicians Association Inc. in 1993 and serves as its current president. Dr. Cauthen is a graduate of Duke University School of Medicine.

     R. Kevin Clinton, FCAS, MAAA, has been a Vice President of Professionals Group since 1996 and a director of Professionals Group since September 1997, and was Chief Financial Officer of Professionals Group from 1996 to March 2000. Mr. Clinton served as a Vice President, Treasurer and Actuary of ProNational from 1990 through June 1997. Prior to becoming an officer of ProNational, Mr. Clinton was ProNational's consulting actuary from 1986 to 1990. He has been the President, Chief Executive Officer and a director of MEEMIC Holdings, Inc. since October 1998 and is also the President and Chief Executive Officer and a director of MEEMIC Insurance Company. He formerly served as the Actuary for the Michigan Insurance Bureau and in the actuarial department of Michigan Mutual Insurance Company. Mr. Clinton is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Clinton is a graduate of The University of Michigan where he received a bachelor's degree in business administration and a master's degree in actuarial science. The common stock of MEEMIC Holdings, Inc. is listed on the Nasdaq Stock Market(R) under the symbol "MEMH".

     John F. Dodge, Jr., Esq., has been a director and assistant secretary of Professionals Group since 1996. Mr. Dodge was a director of ProNational from 1980 to July 1, 1998. Mr. Dodge is currently engaged in the private practice of law in Grosse Pointe, Michigan. Prior to establishing his private practice, Mr. Dodge was a senior partner in the law firm of Nederlander, Dodge & Rollins, P.C., Detroit, Michigan. Mr. Dodge has practiced general business and corporate law since 1961. Mr. Dodge is a graduate of The University of Michigan and The University of Michigan Law School. Mr. Dodge provides legal services to Professionals Group and its subsidiaries.

     H. Harvey Gass, M.D., has been a director of Professionals Group since 1996. Dr. Gass was a director of ProNational from 1980 to July 1, 1998. Dr. Gass is board certified in Neurosurgery and has practiced largely at Sinai Hospital, Detroit, Michigan since 1953. He has also served as Clinical Professor of Neurosurgery, Department of Neurosurgery, Wayne State University, School of Medicine, Detroit, Michigan. Dr. Gass is a graduate of The University of Michigan School of Medicine. Dr. Gass serves as a claims medical consultant to ProNational.

     Richard P. Horsch, M.D., has been a director of Professionals Group since April 1999. He was a director of ProNational from 1987 until June 1999. Dr. Horsch is board certified in anesthesiology and is now retired from active practice. Prior to retirement, Dr. Horsch practiced on the medical staff of St. Mary's Hospital, Livonia, Michigan. Dr. Horsch is a graduate of Wayne State University, School of Medicine.

     Isaac J. Powell, M.D., has been a director of Professionals Group since 1996. Dr. Powell was a director of ProNational from 1980 to July 1, 1998. He has been a director of Republic Bancorp, Inc., a publicly held Michigan corporation and bank holding company, since 1998. He is board certified in Urology and has practiced medicine since 1969. Dr. Powell has been an Associate Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital of Michigan. Dr. Powell is a graduate of The University of Michigan and

Indiana University Medical School. The common stock of Republic Bancorp, Inc. is listed on the Nasdaq Stock Market(R) under the symbol "RBNC".

     Ann F. Putallaz, Ph.D., has been a director of Professionals Group since 1996 and has been Vice Chairman since June 1999. Since December 1994, she has been the Vice President and Director of Marketing Information Services of Munder Capital Management, an investment advisor to The Munder Funds, a Maryland corporation and an open-end investment company registered under the Investment Company Act of 1940, as amended. From June 1992 to December 1994, she was the Director of Client and Marketing Services and Mutual Fund Product Management of Woodbridge Capital Management, a predecessor-in-interest to Munder Capital Management. From July 1990 to June 1992, she was the director of Marketing, Economics and Quantitative Analysis of Comerica Capital Management, a predecessor-in-interest to Woodbridge Capital Management. Ms. Putallaz has a B.A. degree in economics from Smith College, and a M.A. degree and a Ph.D. degree in economics from The University of Michigan.

     William H. Woodhams, M.D., has been a director of Professionals Group since 1996 and Chairman since June 1999. Dr. Woodhams was a director of ProNational from 1980 to July 1, 1998. Dr. Woodhams is board certified in Family Practice and has been in private practice in Kalamazoo, Michigan since 1964. Dr. Woodhams serves as an Assistant Clinical Professor in the Department of Family Practice at Michigan State University, College of Human Medicine. Dr. Woodhams is also a member of the Michigan Board of Medicine Committee of Licensure and Discipline. Dr. Woodhams served as a member of the Board of Directors of Physicians Insurance Company of Indiana from 1982 to 1994. Dr. Woodhams is a graduate of The University of Michigan School of Medicine.

     Donald S. Young, Esq., has been a director of Professionals Group since 1996. He has been a principal in Dykema Gossett PLLC, a law firm headquartered in Detroit, Michigan since 1972. Mr. Young has a B.A. degree in economics from The University of Michigan and an LL.B. degree from Harvard University. Mr. Young serves as a director of Attorneys' Liability Assurance Society (Bermuda) Ltd. and Attorneys' Liability Assurance Society Inc., which provide professional liability insurance for large law firms, since 1992. Dykema Gossett PLLC has in the past provided legal services to Professionals Group and its subsidiaries and to certain directors of Professionals Group and its subsidiaries.

     During 1999, Mr. Victor T. Adamo and Mr. R. Kevin Clinton were the only directors of Professionals Group who were also employees of Professionals Group or a subsidiary of Professionals Group.

BOARD COMMITTEES AND MEETINGS

     Your Board of Directors conducts its business through its meetings and through the activities of its committees. Your Board of Directors, which had four meetings in 1999, has six standing committees. The members of those committees during 1999 and the functions of those committees are listed below:

      NAME OF COMMITTEE                                                                 MEETINGS
         AND MEMBERS                         FUNCTION OF THE COMMITTEE                  IN 1999
      -----------------                      -------------------------                  --------
EXECUTIVE
Donald S. Young, Chairman         - meets in place of full Board on special              2
Victor T. Adamo                   issues or when scheduling makes convening
Eliot H. Berg, M.D.                 entire Board difficult
R. Kevin Clinton                  - may act on behalf of full Board on all but
John F. Dodge, Jr.                major corporate matters
Richard P. Horsch, M.D.           - all actions taken by this committee are
Ann F. Putallaz                   reported at next meeting of full Board
William H. Woodhams, M.D.

      NAME OF COMMITTEE                                                                 MEETINGS
         AND MEMBERS                         FUNCTION OF THE COMMITTEE                  IN 1999
      -----------------                      -------------------------                  --------
AUDIT
Louis P. Brady, M.D., Chairman    - confers with financial officers and                  3
Isaac J. Powell, M.D.             independent accountants regarding scope of
Donald S. Young                     examinations
                                  - reviews qualifications and reports of
                                  independent accountants and internal auditors
                                  - reviews recommendations about internal
                                  controls
                                  - recommends selection of independent
                                  accountants to full Board
                                  - monitors compliance with codes of conduct and
                                    applicable laws and regulations
COMPENSATION
Jerry D. Campbell, Chairman       - approves standards for setting executive             4
Richard G. Alper, M.D.            compensation levels
John F. McCaffrey                 - administers non-employee directors stock
Edward S. Truppman, M.D.          option plan and long term stock incentive plan
William H. Woodhams, M.D.         - grants awards under long-term stock incentive
                                  plan
                                  - sets compensation for key employees
                                  - makes executive compensation recommendations
                                  to full Board when full Board approval is
                                    required
NOMINATING
Edward S. Truppman, M.D.,         - recommends candidates to fill Board vacancies        1
  Chairman                        and for the slate of director nominees to be
Richard G. Alper, M.D.              proposed by the full Board at annual meeting
Louis P. Brady, M.D.                of stockholders
Jerry D. Campbell                 - considers director nominees from stockholders
H. Harvey Gass, M.D.              for election at annual meeting of stockholders
Isaac J. Powell, M.D.               if written stockholder nomination is timely
                                    and properly submitted
INVESTMENT
John F. Dodge, Jr., Chairman      - recommends investment policy and guidelines          4
Victor T. Adamo                   to full Board
R. Kevin Clinton                  - selects investment managers for investment
Ann F. Putallaz                   portfolio
                                  - monitors investment activities and
                                  performance of investment managers
PRONATIONAL
Richard P. Horsch, Chairman       - reviews activities and finances of                   3
Eliot H. Berg, M.D.               ProNational
H. Harvey Gass, M.D.              - recommends to the full Board any matters
John F. McCaffrey                 concerning ProNational that require Board
                                    approval

     No incumbent director attended fewer than 75% of the total meetings of your Board of Directors, or the Board committees on which such director served, that were held during the portion of 1999 that he or she was a director.

DIRECTOR COMPENSATION

     GENERAL. We do not pay directors who are also officers of Professionals Group additional compensation for their service as directors. Compensation for our non-employee directors includes the following:

     - $20,000 annual retainer;

     - $10,000 annual stipend as long as a director has attended at least three-quarters of their assigned board and committee meetings;

     - reimbursement for reasonable expenses incurred in connection with attending a Board meeting or Board committee meeting; and

     - an option to acquire 500 shares of common stock at fair market value on the date the option is issued. Each option is issued pursuant to our 1996 Non-Employee Directors Stock Option Plan.

     1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The general purposes of this plan are to:

     - encourage non-employee directors to own our common stock, and

     - to provide a means for tying a portion of the compensation paid to non-employee directors for their service on your Board of Directors to the value of our common stock, thus more closely aligning our directors interests with your interests.

     Although your Board of Directors is the administrator of this plan, neither it nor any other person or body has any discretion to select the persons who receive awards under this plan, the times at which awards are granted, or the terms and conditions of such awards. Instead, all such matters are determined entirely by the terms of the plan itself. At the adjournment of each organizational meeting of your Board of Directors following an annual meeting of stockholders of Professionals Group, each person who is then a non-employee director of Professionals Group is automatically granted a plan option covering 500 shares of common stock. The per share exercise price of each option granted under the plan is the "fair market value" of a share of common stock at the date the option is granted. Pursuant to the plan, in June, 1999 each of the 13 non-employee directors, including Messrs. Berg, Dodge, Gass, Horsch, Powell, Woodhams and Young, and Ms. Putallaz, received an option to purchase 500 shares of common stock at an exercise price of $27.63 per share. The number of shares that can be purchased pursuant to each option and the exercise price have been adjusted to reflect the 10% stock dividend paid by Professionals Group in December 1999.

     DIRECTOR STOCK GRANTS. Subject to adjustment and in connection with the completion of its business combination with PPTF, and pursuant to Consulting, Confidentiality and Noncompetition Agreements between it and each of Drs. Alper, Berg, Brady, Cauthen and Truppman, Professionals Group granted and allocated to them shares of common stock as follows: Richard G. Alper, M.D., 9,687 shares; Eliot H. Berg, M.D., 14,957 shares; Louis P. Brady, M.D., 10,075 shares; Joseph
C. Cauthen, M.D., 9,687 shares; and Edward S. Truppman, M.D., 9,687 shares. Such shares are subject to vesting and are to be delivered in five equal installments beginning July 1, 1998. On July 1, 1999 Professionals Group delivered to each of Drs. Alper, Berg, Brady, Cauthen and Truppman the second installment of the aggregate number of shares of common stock allocated to each of them. The remaining shares of common stock allocated to each of them will be delivered in three equal and annual installments, subject to the vesting provisions of their consulting agreements.

DIRECTOR NOMINATIONS

     Only persons who are nominated in accordance with the procedures set forth in our articles of incorporation are eligible for election to your Board of Directors. Nominations of persons for election to your Board of Directors may be made at a stockholders meeting by or at the direction of your Board of Directors or by any stockholder entitled to vote for the election of directors at the meeting who gives timely written notice to Professionals Group's Secretary. To be timely, a stockholder's notice, must contain all of the information required by Professionals Group's articles of incorporation, and, must be delivered to and received at Professionals Group's principal executive offices not later than 120 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and with respect to an election to be held at a special meeting of stockholders, the close of business on the 10th day following that date that is the earlier of the date on which public disclosure of such special meeting is first made and the date on which formal notice of such special meeting is first given to stockholders.

     In order to be considered at the meeting, stockholder nominations for director had to be delivered and received at Professionals Group's principal executive offices at 2600 Professionals Drive, Okemos, Michigan 48864 by February 2, 2000. Because no such nominations were received by Professionals Group by that date, only the persons nominated by your Board of Directors may be elected to your Board of Directors at the meeting.

     In order to be considered at Professionals Group's annual meeting of stockholders to be held in 2001, appropriate stockholder nominations for director must be received at Professionals Group's principal executive offices by January 24, 2001.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     During 1999, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.

                   NAME                       AGE                     POSITION
                   ----                       ---                     --------
William H. Woodhams, M.D. ................    62     Chairman
Victor T. Adamo, Esq., CPCU...............    52     President and Chief Executive Officer
Eliot H. Berg, M.D. ......................    76     Vice Chairman
Ann F. Putallaz, Ph.D. ...................    54     Vice Chairman
R. Kevin Clinton, FCAS, MAAA..............    45     Vice President
Annette E. Flood, Esq., R.N. .............    41     Vice President and Secretary
John F. Lang, CPA.........................    35     Vice President, Treasurer and Chief
                                                     Financial Officer
Joseph O. Marker, FCAS, MAAA..............    51     Chief Actuary
William P. Sabados........................    50     Chief Information Officer

     For information with respect to Mr. Adamo, Ms. Putallaz, Mr. Clinton and Drs. Berg and Woodhams, see "Election of Directors" above.

     Annette E. Flood, Esq., R.N., has been the Secretary and a Vice President of Professionals Group since 1996. Ms. Flood has held various positions including director, Senior Vice President, Corporate Secretary and Legal Counsel of ProNational since October 1992. She has been the Secretary and a director of MEEMIC Holdings, Inc. since October 1998 and is also the Secretary and a director of MEEMIC Insurance Company. Prior to joining ProNational, Ms. Flood was employed by Lansing General Hospital, Lansing, Michigan, from 1986 to 1992, most recently in the capacity of Vice President, Legal Services and Quality Management. Prior to joining the Lansing General Hospital Staff, Ms. Flood was an attorney in the law firm of Dykema Gossett PLLC, Lansing, Michigan. Ms. Flood has a B.S.N. degree in nursing from The University of Michigan and a law degree from Wayne State University Law School. The common stock of MEEMIC Holdings, Inc. is listed on the Nasdaq Stock Market(R) under the symbol "MEMH".

     John F. Lang, CPA, has been the Chief Financial Officer since March 2000 and a Vice President, Treasurer and Chief Accounting Officer of Professionals Group since July 1998. He is also a director and Senior Vice President of ProNational. Mr. Lang served as Treasurer of ProNational from August 1996 through June 1998 and as Chief Financial Officer of ProNational from July 1997 through June 1998. Prior to joining ProNational in 1996, Mr. Lang was a senior manager on the audit staff of Coopers & Lybrand LLP where he was employed since 1986. Mr. Lang is a CPA and has a B.S.B.A. degree in accounting from Central Michigan University.

     Joseph O. Marker, FCAS, MAAA, has been the Chief Actuary of Professionals Group since March 1999. Mr. Marker is also a director and Senior Vice President and Chief Actuary of ProNational. Prior to joining Professionals Group, Mr. Marker served in an actuarial capacity for Allmerica Financial Corporation in Howell, Michigan from 1986 through 1999, most recently as Vice President, Actuarial. Prior to 1986, Mr. Marker was an actuary for Westfield Companies and St. Paul Companies. Mr. Marker is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Marker is a graduate of The University of Michigan and received a Masters in mathematics from the University of Minnesota.

     William P. Sabados, has been the Chief Information Officer of Professionals Group since July 1998. Mr. Sabados is also a director and Chief Information Officer of ProNational. Mr. Sabados has been a Vice President and Chief Information Officer of MEEMIC Insurance Company since February 1997. From 1987 to 1997, Mr. Sabados was Vice President of Information Systems for the Investor Insurance Group. Prior to that, Mr. Sabados served as Director of Membership/Billing for Blue Cross/Blue Shield North East Ohio in Cleveland, Ohio since 1984. Mr. Sabados is a graduate of David M. Meyers College.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the five most highly compensated executive officers of Professionals Group (the "named executive officers") for the last three completed fiscal years whose salary and bonus exceeded $100,000 in 1999.

                                                                                    LONG TERM COMPENSATION
                                                                               --------------------------------
                                       ANNUAL COMPENSATION                             AWARDS            PAYOUT
                         -----------------------------------------------       ----------------------    ------
                                                               OTHER           RESTRICTED
                                                               ANNUAL            STOCK       OPTIONS/     LTIP      ALL OTHER
      NAME AND                   SALARY          BONUS      COMPENSATION        AWARD(S)       SARS      PAYOUT    COMPENSATION
 PRINCIPAL POSITION      YEAR    ($)(A)        ($)(A)(B)        ($)               ($)        (#)/(C)      ($)          ($)
 ------------------      ----    ------        ---------    ------------       ----------    --------    ------    ------------
Victor T. Adamo......    1999    300,000        125,000            --             --          25,000      --          32,802(d)
President and Chief      1998    300,000        100,000            --             --              --      --          30,122
Executive Officer        1997    238,526        200,000            --             --          60,000      --          30,848
R. Kevin Clinton.....    1999    275,000        231,572            --             --          60,000      --          28,722(d)
Vice President           1998    275,000        150,000            --             --              --      --          29,874
                         1997    222,021        150,000            --             --          40,000      --          30,848
Annette E. Flood.....    1999    140,000         28,840            --             --          25,000      --          23,200(d)
Vice President and       1998    140,000             --            --             --              --      --          26,590
Secretary                1997    124,620        125,000            --             --          13,000      --          25,533
John F. Lang.........    1999    120,000         64,720            --             --          12,500      --          21,725(d)
Chief Financial          1998    105,000             --            --             --              --      --          16,379
Officer                  1997     91,000         55,000            --             --           2,500      --          13,707
William P. Sabados...    1999    130,000         33,053            --             --          25,000      --          18,370(d)
Chief Information        1998    113,996         36,000            --             --              --      --          10,127
Officer                  1997     77,001(e)      30,000        15,055(f)          --              --      --              --

---------------
(a) Salary and bonus amounts shown for Mr. Clinton and Mr. Sabados primarily reflect their compensation as executive officers of MEEMIC Insurance Company.

(b) Amounts shown reflect bonuses granted for the year listed, but were paid during the following calendar year.

(c) Amount shown for 1999 for Mr. Lang was issued by Professionals Group pursuant to its 1996 Long Term Incentive Plan. Amounts shown for 1999 for Messrs. Adamo, Clinton, Sabados and Ms. Flood were issued by MEEMIC Holdings, Inc., a subsidiary of Professionals Group, pursuant to the MEEMIC Holdings, Inc. Stock Compensation Plan. All amounts shown for 1997 were issued by Professionals Group, pursuant to its 1996 Long Term Incentive Plan.

(d) Amounts shown for 1999 consist of the following: (i) Mr. Adamo: matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational Insurance Company Employee Stock Ownership Plan and the ProNational Insurance Company Employees' Savings and Retirement Plan (the "ProNational retirement plans") for the benefit of Mr. Adamo of $27,802; (ii) Mr.
     Clinton: matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational retirement plans for the benefit of Mr. Clinton of $23,722;
     (iii) Ms. Flood: matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational retirement plans for the benefit of Ms. Flood of $18,200; (iv) Mr. Lang: matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational retirement plans for the benefit of Mr. Lang of $16,725; and (v) Mr. Sabados: matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $3,250 and contributions under the ProNational retirement plans for the benefit of Mr. Sabados of $15,120.

(e) The 1997 amount shown reflects annualized salary of $110,000 and reflects salary from date of employment with ProNational.

(f)  Amount shown reflects relocation expenses paid.

     The following tables set forth information for each of the five individuals named in the Summary Compensation Table as to (1) grants of options to purchase Professionals Group common stock under the Professionals Group 1996 Long Term Incentive Plan during 1999, (2) grants of options to purchase MEEMIC Holdings, Inc. common stock under the MEEMIC Holdings, Inc. Stock Compensation Plan during 1999, (3) option values as of December 31, 1999 with respect to options to purchase Professionals Group common stock granted under the Professionals Group 1996 Long Term Incentive Plan, and (4) option values as of December 31, 1999 with respect to options to purchase MEEMIC Holdings, Inc. common stock granted under the MEEMIC Holdings, Inc. Stock Compensation Plan.

AGGREGATE OPTION/SAR GRANTS IN THE LAST FISCAL YEAR TABLES

     The following table sets forth certain information concerning stock options/SARs granted by Professionals Group to the named executive officers under the Professionals Group 1996 Long Term Incentive Plan.

                                                                % OF
                                               NUMBER OF       TOTAL
                                               SECURITIES     OPTIONS                                     GRANT
                                               UNDERLYING    GRANTED TO      EXERCISE                      DATE
                                    GRANT       OPTIONS      EMPLOYEES       OR BASE       EXPIRATION    PRESENT
             NAME                    DATE       GRANTED*      IN 1999*     PRICE($/SH)*       DATE       VALUE($)
             ----                   -----      ----------    ----------    ------------    ----------    --------
Victor T. Adamo................          --         --            --             --               --          --
R. Kevin Clinton...............          --         --            --             --               --          --
Annette E. Flood...............          --         --            --             --               --          --
John F. Lang...................    03/09/99      8,250          10.9          30.58         03/09/09      97,433**
                                   12/10/99      5,000           6.5          23.50         12/10/09      71,250**
William P. Sabados.............          --         --            --             --               --          --

---------------
 * A total of 75,800 options were issued in 1999 under the Professionals Group 1996 Long Term Incentive Plan. The number of options granted and exercise price per share have been adjusted for the 10% stock dividend declared and paid in 1999.

** Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The assumptions used in calculating the value of the options were expected volatility of .354, risk-free return of 5.90% and a dividend value of 0%, and ten years before exercise.

     The following table sets forth certain information concerning stock options/SARs granted by MEEMIC Holdings, Inc. to the named executive officers under the MEEMIC Holdings, Inc. Stock Compensation Plan.

                                                               % OF
                                              NUMBER OF       TOTAL
                                              SECURITIES     OPTIONS                                     GRANT
                                              UNDERLYING    GRANTED TO      EXERCISE                      DATE
                                   GRANT       OPTIONS      EMPLOYEES       OR BASE       EXPIRATION    PRESENT
             NAME                   DATE       GRANTED       IN 1999*     PRICE($/SH)        DATE       VALUE($)
             ----                  -----      ----------    ----------    -----------     ----------    --------
Victor T. Adamo...............    07/01/99      25,000          8.9          10.00         07/01/09     128,500**
R. Kevin Clinton..............    07/01/99      60,000         21.4          10.00         07/01/09     308,400**
Annette E. Flood..............    07/01/99      25,000          8.9          10.00         07/01/09     128,500**
John F. Lang..................          --          --           --             --               --          --
William P. Sabados............    07/01/99      25,000          8.9          10.00         07/01/09     128,500**

---------------
 * A total of 280,000 options were issued in 1999 under the MEEMIC Holdings, Inc. Stock Compensation Plan.

** Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The assumptions used in calculating the value of the options were expected volatility of .512, risk-free return of 5.84% and a dividend value of 0%, and 5 years before exercise.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLES

     The following table sets forth certain information concerning stock options/SARs granted to the named executive officers under the Professionals Group 1996 Long Term Incentive Plan.

                                                                         NUMBER OF
                                                                         SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY
                                          SHARES                      OPTIONS/SARS AT          OPTIONS/SARS AT
                                         ACQUIRED       VALUE        FISCAL YEAR-END(#)       FISCAL YEAR-END($)
                                            ON         REALIZED         EXERCISABLE/             EXERCISABLE/
                NAME                    EXERCISE(#)      ($)           UNEXERCISABLE            UNEXERCISABLE
                ----                    -----------    --------    ----------------------    --------------------
Victor T. Adamo.....................        --            --           29,040/43,560*                0/0
R. Kevin Clinton....................        --            --           19,360/29,040*                0/0
Annette E. Flood....................        --            --            6,292/ 9,438*                0/0
John F. Lang........................        --            --            1,210/15,065**               0/0
William P. Sabados..................        --            --                     0/0                 0/0

---------------
 * All of these options are non-qualified stock options, are subject to vesting in annual increments of 20% commencing February 12, 1998 and expire at 5:00 p.m. on February 12, 2007.

** All of these options are non-qualified stock options. Of such options: (1)
   3,025 options are subject to vesting in annual increments of 20% commencing February 12, 1998 and expire at 5:00 p.m. on February 12, 2007; (2) 8,250 options are subject to vesting in annual increments of 20% commencing March 9, 2000 and expire at 5:00 p.m. on March 9, 2009; and (3) 5,000 options are subject to vesting in annual increments of 20% commencing December 10, 2000 and expire at 5:00 p.m. on December 10, 2009.

     The following table sets forth certain information concerning stock options/SARs granted to the named executive officers under the MEEMIC Holdings, Inc. Stock Compensation Plan.

                                                                         NUMBER OF
                                                                         SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS/SARS AT          OPTIONS/SARS AT
                                          SHARES        VALUE        FISCAL YEAR-END(#)       FISCAL YEAR-END($)
                                        ACQUIRED ON    REALIZED         EXERCISABLE/             EXERCISABLE/
                NAME                    EXERCISE(#)      ($)           UNEXERCISABLE            UNEXERCISABLE
                ----                    -----------    --------    ----------------------    --------------------

Victor T. Adamo.....................        --            --              0/25,000*               0/132,813
R. Kevin Clinton....................        --            --              0/60,000*               0/318,750
Annette E. Flood....................        --            --              0/25,000*               0/132,813
John F. Lang........................        --            --                   0/0                      0/0
William P. Sabados..................        --            --              0/25,000*               0/132,813

---------------
* All of these options are non-qualified stock options, are subject to vesting in annual increments of 20% commencing July 1, 2000 and expire at 5:00 p.m. on July 1, 2009.

KEY EMPLOYEE RETENTION PLAN

     We have a Key Employee Retention Plan that provides our executives and "key employees" with a severance payment and certain insurance and other benefits in the event that there is a change in control of Professionals Group, as defined in the plan, that is coupled with the actual involuntary or constructive termination of such executive within two years after such change in control. The amount of the severance payment is equal to two times the executive's base salary plus bonus (average of last three years).

STOCK PURCHASE PLAN

     We have implemented a stock purchase plan which permits employees and directors of Professionals Group and its subsidiaries to purchase common stock by means of payroll deduction. Under this plan, we may elect to match participant purchases. During 1999 we matched participant purchases at the rate of $1.00 for each $1.00 of participant purchases up to $4,000 and $.50 for each $1.00 of participant purchases after that, up to a maximum participant purchase of $6,000. In the event that Professionals Group was not the direct employer of a participant, the match amount was charged to the subsidiary that was the employer of the participant. Participants in this plan exercise all rights of ownership with respect to shares of common stock purchased for their respective accounts. For 2000, we will continue to match participant purchases at the rate of $1.00 for each $1.00 of participant purchases up to $4,000 and $0.50 for each $1.00 of participant purchases after that, up to a maximum participant purchase of $6,000.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee has responsibility for our executive compensation policies and practices. The Compensation Committee approves all elements of compensation for corporate officers and administers the 1996 Professionals Insurance Company Management Group Long-Term Stock Incentive Plan, which was approved by Professionals Group's stockholders in 1996 and provides for certain incentive awards to officers, other executives and selected key employees.

     The Compensation Committee regularly reports on its activities to your Board of Directors. The Compensation Committee also obtains ratification by the non-employee members of your Board of Directors of all items of compensation for the five highest-paid executives including the CEO.

     The Compensation Committee is comprised entirely of outside directors who are not officers or employees of Professionals Group or its subsidiaries and who are not eligible to participate in any of the plans or programs that the Compensation Committee administers. The Compensation Committee's report on executive compensation follows:

          The officers of Professionals Group and its subsidiaries, including the Chief Executive Officer, are compensated through a combination of salary and incentive compensation. The primary purposes of Professionals Group's compensation program are to attract and retain qualified individuals and to motivate and reward individuals based on performance. Salary and annual incentive compensation awards reward senior executives for their current performance and contributions. Awards under Professionals Group's 1996 Long-Term Stock Incentive Plan are provided to reward senior executives for taking action that contributes to Professionals Group's long-term growth and success, and to link the interests of such senior executives to those of Professionals Group's stockholders. We believe that making portions of executive compensation subject to short-term and long-term corporate interests will provide an incentive for increasing stockholder value over the long term and will more closely align the interest of senior executives with those of stockholders.

          It is our goal to establish salaries that are competitive in comparison to market practices and reflect a senior executive's scope of responsibilities, level of experience, individual performance and contribution to the business. In establishing salaries, we review executive compensation survey data for insurance companies and publicly traded insurance groups of similar size and product lines. We also consider, among other factors, job responsibilities and job performance, education, training and market opportunities.

          We award annual incentive compensation to the senior executives based upon our assessment of Professionals Group's performance against:

     - certain pre-established corporate goals during the prior year (including growth and financial results),

     - the market performance of Professionals Group common stock as compared with a pre-selected insurance industry benchmark index, and

     - the contribution made by each senior executive to Professionals Group's current and future performance.

          We encourage stock ownership by senior executives. All executive officers participate in the stock purchase plan. In prior years and in 1999, options to purchase shares of common stock were awarded under the 1996 Long Term Stock Incentive Plan to executive officers.

          Professionals Group's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the stock purchase plan, the ProNational Insurance Company Pension and 401(k) Plans, healthcare and supplemental life, and disability insurance programs.

          For 1999, Professionals Group's chief executive officer was Victor T. Adamo, President and Chief Executive Officer. The Summary Compensation Table shows the amounts and type of compensation paid to Mr. Adamo for 1999. Mr. Adamo's base salary was determined based upon survey data of peer executives and the success of Mr. Adamo's leadership at Professionals Group. For 1999, Mr. Adamo was awarded a bonus as a result of the successful completion of the transactions with MEEMIC as well as the Committee's evaluation of Mr. Adamo's strategic leadership of Professionals Group and the achievement of corporate goals. Evidence of Mr. Adamo's leadership can be found in:
     Professionals Group's larger balance sheet which exceeded $1 billion in 1999; increased revenues and net income; excellent claims-paying-ability ratings which were reaffirmed by the rating agencies in 1999; and, increased product diversification. We also focused on the performance of Professionals Group common stock that was substantially better than the performance of that of the property and casualty insurance industry as a whole. As in prior years, the key judgment we made in determining Mr. Adamo's 1999 compensation was our assessment of his ability and dedication to enhancing the long-term value of Professionals Group for its stockholders by continuing to provide the leadership and vision that he has provided throughout his tenure at Professionals Group. For these reasons, we deem Mr. Adamo's compensation package to be appropriate.

          Under Section 162 (m) of the Internal Revenue Code of 1986, as amended, and subject to certain exceptions (including exceptions relating to stock options and for "performance-based" compensation if certain conditions are met), Professionals Group may not deduct compensation in excess of $1 million paid to any executive named in its corporation's Summary Compensation Table for that year. For 1999, the compensation paid to each of the executive officers named in the Summary Compensation Table was well below $1 million, and we expect the same will be true for the current year. Consequently, for the present we have decided to defer consideration of any compensation policies relating to Section 162(m) of the Internal Revenue Code of 1986.

        Jerry D. Campbell, Chairman                John F. McCaffrey
        Richard G. Alper, M.D.                     William H. Woodhams, M.D.
        Edward S. Truppman, M.D.

     The Compensation Committee Report does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings, under the Securities Act or the Exchange Act, unless we state otherwise.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of our Compensation Committee in 1999 were Jerry D. Campbell, Chairman, Richard G. Alper, M.D., John F. McCaffrey, Edward S. Truppman, M.D. and William H. Woodhams, M.D.

     No executive officer of Professionals Group served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of Professionals Group. No executive officer of Professionals Group served as a director of another entity, one of whose executive officers served on the compensation committee of Professionals Group.

     Victor T. Adamo, a director and the President and Chief Executive Officer of Professionals Group, also serves as a director of MEEMIC Holdings, Inc., a subsidiary of Professionals Group, and sits on the compensation committee of its board of directors. R. Kevin Clinton, a director and the President and Chief Executive Officer of MEEMIC Holdings, Inc. and a Vice President of Professionals Group, also serves as a director of Professionals Group.

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return on:

     - The Russell 2000 Index, which is comprised of the common shares of the 2,000 smallest of the 3,000 largest United States companies based on total market capitalization; and

     - The Nasdaq Insurance Stocks Index, which is comprised of common shares of insurance companies traded on the Nasdaq Stock Market(R).

     The following graph assumes the investment of $100 in our common stock, the Russell 2000 Index and the Nasdaq Insurance Stocks Index on December 31, 1994 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

     The dollar values for total stockholder return plotted in the graph above are shown in the table below.

                             TOTAL RETURN ANALYSIS

-------------------------------------------------------------------------------------------------------------
                                                                   PERIOD ENDING
-------------------------------------------------------------------------------------------------------------
                   INDEX                  12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
-------------------------------------------------------------------------------------------------------------
    Professionals Group Inc.               100.00     197.67     219.93     429.87     340.90     283.51
-------------------------------------------------------------------------------------------------------------
    Russell 2000                           100.00     128.45     149.64     183.10     178.44     216.37
-------------------------------------------------------------------------------------------------------------
    Nasdaq Insurance Stocks                100.00     142.05     161.92     237.52     211.58     164.28
-------------------------------------------------------------------------------------------------------------

     The Stock Performance Graph does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings, under the Securities Act or the Exchange Act, unless we state otherwise.

                           RELATED PARTY TRANSACTIONS

     Except as otherwise disclosed in this Proxy Statement, we did not have any material related party transactions in 1999 except as follows:

     - John F. Dodge, Jr., Esq. performed certain legal services for Professionals Group and its subsidiaries. He was paid $12,014 in 1999 for legal services and expenses in connection with his representation of Professionals Group and ProNational.

     - Dr. H. Harvey Gass serves as ProNational's Claims Medical Consultant. Dr. Gass was paid $55,818 in 1999 with respect to consulting services rendered to ProNational.

                                STOCK OWNERSHIP

     The following table shows the number of shares of Professionals Group common stock beneficially owned, as of March 1, 2000, by:

     - each person who owns more than 5% of the outstanding shares of Professionals Group common stock;

     - each person who was a director or executive officer of Professionals Group on March 1, 2000;

     - each person who has been nominated to become a director or executive officer of Professionals Group; and

     - all such directors, executive officers and nominees as a group.

                NAME OF                       NUMBER OF        RIGHT TO     RESTRICTED        PERCENTAGE OF
         BENEFICIAL OWNER (1)              SHARES OWNED(2)    ACQUIRE(3)     STOCK(4)     OUTSTANDING SHARES(5)
         --------------------              ---------------    ----------    ----------    ---------------------
Franklin Advisory Services.............        768,350              --            --              8.5%

Victor T. Adamo........................         59,003          43,560            --              1.0%
Richard G. Alper, M.D. ................          5,474              --         6,393                 *
Eliot H. Berg, M.D. ...................         11,278              --         9,873                 *
Louis P. Brady, M.D. ..................          6,084              --         6,651                 *
Jerry D. Campbell......................          6,307           1,876            --                 *
Joseph C. Cauthen......................         13,101              --         6,393                 *
R. Kevin Clinton.......................         35,248          29,040            --                 *
John F. Dodge, Jr. ....................         10,006           1,876            --                 *
Annette E. Flood.......................          7,589           9,438            --                 *
H. Harvey Gass, M.D. ..................         11,934           1,876            --                 *
Richard P. Horsch, M.D. ...............         14,140              --            --                 *
John F. Lang...........................          1,829           3,465            --                 *
John F. McCaffrey......................          1,725           1,876            --                 *
Isaac J. Powell, M.D. .................          3,575           1,876            --                 *
Ann F. Putallaz........................          2,777           1,876            --                 *
William P. Sabados.....................            467              --            --                 *
Edward S. Truppman, M.D. ..............          9,353              --         6,393                 *
William H. Woodhams, M.D. .............         10,780           1,876            --                 *
Donald S. Young........................          5,830           1,876            --                 *
All directors and executive officers as
  a group (19 persons).................        216,500         100,511        35,703              4.0%

---------------
(1) The information contained in this table with respect to each person named in the table was provided to us by that person. The address of Franklin Advisory Services is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, California 94403-7777. The address of each named individual is 2600 Professionals Drive, Okemos, Michigan 48864.

(2) The number of shares owned stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in a 401(k) plan or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children. The number of shares owned stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3) Number of shares that can be acquired through stock options exercised within sixty days of March 1, 2000.

(4) Number of shares subject to a vesting schedule, forfeiture risk and other restrictions.

(5) * indicates less than one percent of the outstanding shares.

                            SOLICITATION OF PROXIES

     Professionals Group is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail, or by telecommunications equipment (including telephone, telegrams and datagrams), to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained Morrow & Company to assist us in soliciting your proxy for a fee of $4,500 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent certified public accountants for fiscal 1999, have been reappointed by your Board of Directors for fiscal 2000. Representatives of PricewaterhouseCoopers LLP will be present at this meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

     At a meeting of the Audit Committee of your Board of Directors held on August 27, 1999, the accounting firm of PricewaterhouseCoopers LLP was engaged by Professionals Group to perform future independent audits of it. PricewaterhouseCoopers LLP thereby replaced KPMG LLP as Professionals Group's independent accountants. The change in accountants did not result from any dissatisfaction or disagreement with KPMG LLP. Instead, the change resulted from Professionals Group's putting its audit work out to bid as part of the consolidation, under one accounting firm, of all audits of the registrant and its subsidiaries. KPMG LLP participated in the bidding process. In connection with the audits of the two years ended December 31, 1998, and the subsequent interim period through August 27, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     During 1998 and 1997, Professionals Group did not engage any independent accountants other than KPMG LLP to audit the financial statements of either it or any significant subsidiary of it. KPMG LLP's reports on Professionals Group's financial statements for 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of Professionals Group. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1999.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a security holder proposal for possible inclusion in the proxy statement and proxy for our 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC must do so on or before December 13, 2000. The proposal must comply with the rules and regulations of the SEC then in effect and must be transmitted by registered or certified mail to Annette E. Flood, Esq., Secretary, Professionals Group, Inc., 2600 Professionals Drive, Okemos, Michigan 48864.

     Any stockholder who wishes to submit a security holder proposal for possible inclusion in the proxy statement and proxy for our 2001 annual meeting of stockholders, other than a director nomination and other than pursuant to Rule 14a-8 of the SEC, must do so on or before January 24, 2001. The proposal must comply with the requirements of our articles of incorporation and bylaws, and with the rules and regulations of the SEC then in effect. The proposal must be transmitted by registered or certified mail to Annette E. Flood, Esq., Secretary, Professionals Group, Inc., 2600 Professionals Drive, Okemos, Michigan 48864.

     Pursuant to Rule 14a-5(e) of the SEC, if we do not have notice of a proposal to be considered at our 2001 annual meeting of stockholders before January 24, 2001, then management proxies will be allowed to use their discretionary voting authority when that proposal is raised at that meeting.

                                 OTHER MATTERS

     Due to the reduction in its size, your Board of Directors has the power to appoint Drs. Cauthen, Gass and Powell as directors for the terms of office for which they have been nominated. Indeed, your Board of Directors was not required to seek stockholder approval for these three nominated individuals. However, in the interest of promoting stockholder participation in corporate governance, your Board of Directors elected to seek stockholder approval as to Drs. Cauthen, Gass and Powell. In order to ensure that there are no vacancies on your Board of Directors due to the reduction in its size, promptly after the meeting, your Board of Directors intends to appoint Drs. Cauthen, Gass and Powell as directors of Professionals Group for the terms of office for which they have been nominated.

     We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, is enclosed with this Proxy Statement. Copies of our Form 10-K and other filings we have made with the SEC may be obtained through our web site at www.ProfessionalsGroup.com. We will provide you, upon your written request, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Your request should be directed to John F. Lang, Chief Financial Officer, Professionals Group, Inc., 2600 Professionals Drive, Okemos, Michigan 48864.

     No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

--------------------------------------------------------------------------------
PROXY                         PROFESSIONALS GROUP, INC.                    PROXY

              PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS

      FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M.
                            WEDNESDAY, MAY 24, 2000

     The Stockholder executing this Proxy appoints Victor T. Adamo, William H. Woodhams, M.D., Eliot H. Berg, M.D. and Ann F. Putallaz, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, no par value per share, of Professionals Group, Inc. ("Professionals Group") that the Stockholder would be entitled to vote on all matters which come before the 2000 Annual Meeting of Stockholders of Professionals Group referred to on the reverse side (the "Professionals Group Annual Meeting") and at any adjournment(s) or postponement(s) of the Professionals Group Annual Meeting. The affirmative vote of a majority of the shares represented at the Professionals Group Annual Meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

     THIS PROXY IS SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS OF PROFESSIONALS GROUP. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROFESSIONALS GROUP COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE. THE SHARES OF PROFESSIONALS GROUP COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE PROFESSIONALS GROUP ANNUAL MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE/\

The undersigned Stockholder hereby (i) revokes any and all proxies previously         Please mark
executed with respect to the Professionals Group Annual Meeting, and (ii)             your vote as
acknowledges receipt of the Notice and Proxy Statement for the Professionals          indicated in
Group Annual Meeting.                                                                this example  [X]

1.  The election of four directors to the Board of Directors of Professionals       Vote for all nominees    Withhold authority to
    Group for three year terms expiring at the Annual Meeting of Stockholders to        listed at left        vote for all nominees
    be held in the year 2003 and upon the election and qualification of their                                    listed at left
    successors or upon their earlier resignation or removal, namely: (01) Victor
    T. Adamo, (02) Eliot H. Berg. M.D., (03) Joseph C. Cauthen, M.D. and (04) John F.    [    ]                       [   ]
    Dodge, Jr.; the election of one director to the Board of Directors of
    Professionals Group for a two year term expiring at the Annual Meeting of
    Stockholders to be held in the year 2002 and upon the election and qualification of his successor or removal, namely: (05) H. Harvey Gass,
    M.D.; and the election of one director to the Board of Directors of
    Professionals Group for a one year term expiring at the Annual Meeting of
    Stockholders to be held in the year 2001 and upon the election and qualification of his successor or upon his earlier resignation or removal, namely: (06)
    Isaac J. Powell, M.D.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED
ABOVE.

Instruction: To withhold authority for any nominee(s) listed above, list name(s) of nominee(s) in the space provided below:

--------------------------------------------------------------------------------

                                                                        ------
                                                                              |
                                                                              |




Signature                                                  Signature                                          Date
         --------------------------------------------------         ------------------------------------------     -----------------
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.
 ....................................................................................................................................
                                                     /\ FOLD AND DETACH HERE /\

                                                      YOUR VOTE IS IMPORTANT!

                                                 YOU CAN VOTE IN ONE OF THREE WAYS:

====================================================================================================================================
                                                          VOTE BY INTERNET
                                                   24 HOURS A DAY, 7 DAYS A WEEK
                            Follow the instructions at our Internet Address: http://www.eproxy.com/picm
====================================================================================================================================

                                                                 OR

====================================================================================================================================
                                                           VOTE BY PHONE
                                                   HAVE YOUR PROXY CARD IN HAND.
                       Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week
                                              There is NO CHARGE to you for this call.
    You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form. Follow the recorded instructions
====================================================================================================================================

                                                                 OR

====================================================================================================================================
                                                         VOTE BY PROXY CARD
                         Mark, sign and date your proxy card and return promptly in the enclosed envelope.
====================================================================================================================================

                 NOTE: IF YOU VOTED BY INTERNET OR TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD UNLESS YOU DESIRE TO
                                                         CHANGE YOUR VOTE.




       THANK YOU FOR VOTING.
